Contact:

ACADIA Pharmaceuticals Inc.

Thomas H. Aasen, Executive Vice President,

Chief Financial Officer and Chief Business Officer

(858) 558-2871

ACADIA PHARMACEUTICALS REPORTS

THIRD QUARTER 2011 FINANCIAL RESULTS

SAN DIEGO, CA November 9, 2011 – ACADIA Pharmaceuticals Inc. (Nasdaq: ACAD), a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders, today reported its unaudited financial results for the third quarter ended September 30, 2011.

ACADIA reported a net loss of $5.1 million, or $0.10 per common share, for the third quarter of 2011 compared to a net loss of $4.2 million, or $0.11 per common share, for the third quarter of 2010. For the nine months ended September 30, 2011, ACADIA reported a net loss of $17.5 million, or $0.34 per common share, compared to a net loss of $14.0 million, or $0.37 per common share, for the comparable period of 2010.

At September 30, 2011, ACADIA’s cash, cash equivalents and investment securities totaled $36.2 million compared to $37.1 million at December 31, 2010.  ACADIA continues to expect that its existing cash resources and anticipated payments from its collaborations will be sufficient to fund its operations at least into the first half of 2013.

“For ACADIA, 2011 has been highlighted by solid progress in the execution of the ongoing pivotal trial in our Phase III Parkinson’s disease psychosis program with pimavanserin, the strengthening of our cash runway, and the recent advancement of AM-831, our new product candidate for schizophrenia, into the clinic,” said Uli Hacksell, Ph.D., ACADIA’s Chief Executive Officer. “We look forward to building on this momentum as we close out the year and embark on what we expect to be an exciting and value-driving 2012.”

Revenues totaled $584,000 for the third quarter of 2011 compared to $2.3 million for the third quarter of 2010. This decrease was primarily due to the conclusion of ACADIA’s collaboration with Biovail in October 2010. ACADIA recognized $1.7 million in revenues from that collaboration in the third quarter of 2010.

Research and development expenses decreased to $4.2 million for the third quarter of 2011, including $129,000 in stock-based compensation, from $5.0 million for the third quarter of 2010, including $133,000 in stock-based compensation.  This decrease was primarily due to savings in facilities and other costs associated with ACADIA’s research and development organization as well as lower external service costs.

General and administrative expenses totaled $1.5 million for the third quarter of 2011, including $272,000 in stock-based compensation, compared to $1.6 million for the third quarter of 2010, including $260,000 in stock-based compensation.

Conference Call and Webcast Information

ACADIA management will review its third quarter financial results and development programs via conference call and webcast later today at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 866-711-8198 for participants in the U.S. or Canada and 617-597-5327 for international callers (reference passcode 10252163).  A telephone replay of the conference call may be accessed through November 23, 2011 by dialing 888-286-8010 for callers in the U.S. or Canada and 617-801-6888 for international callers (reference passcode 14223099).  The conference call also will be webcast live on ACADIA’s website, www.acadia-pharm.com, under the investors section and will be archived there until November 23, 2011.

 About ACADIA Pharmaceuticals

ACADIA is a biopharmaceutical company utilizing innovative technology to fuel drug discovery and clinical development of novel treatments for central nervous system disorders.  ACADIA has four product candidates in clinical development including pimavanserin, which is in Phase III development as a potential first-in-class treatment for Parkinson’s disease psychosis. ACADIA also has a product candidate in Phase II development for chronic pain and a product candidate in Phase I development for glaucoma, both in collaboration with Allergan, Inc., and AM-831 in Phase I development for schizophrenia in collaboration with Meiji Seika Pharma Co., Ltd.  All of the product candidates in ACADIA’s pipeline emanate from discoveries made using its proprietary drug discovery platform. ACADIA maintains a website at www.acadia-pharm.com to which ACADIA regularly posts copies of its press releases as well as additional information and through which interested parties can subscribe to receive email alerts.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements related to the progress and timing of ACADIA’s drug discovery and development programs, including clinical trials and the results therefrom, the potential of and the benefits to be derived from product candidates, in each case including pimavanserin, value-driving events in 2012, and the period during which ACADIA’s cash resources will be sufficient to fund its operations. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug discovery, development and commercialization, collaborations with others, variations in expenses and the fact that past results of clinical trials may not be indicative of future trial results. For a discussion of these and other factors, please refer to ACADIA’s annual report on Form 10-K for the year ended December 31, 2010 as well as ACADIA’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and ACADIA undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Collaborative revenues	$ 584	$ 2,301	$ 1,479	$ 6,731

Operating expenses
Research and development (includes stock-based compensation of $129, $133, $383 and $512, respectively)	4,158	4,965	12,885	15,822
General and administrative (includes stock-based compensation of $272, $260, $807 and $735, respectively)	1,519	1,578	6,132	4,944
Total operating expenses	5,677	6,543	19,017	20,766
Loss from operations	(5,093)	(4,242)	(17,538)	(14,035)
Interest income, net	17	15	73	33
Net loss	$ (5,076)	$ (4,227)	$ (17,465)	$ (14,002)
Net loss per common share, basic and diluted	$ (0.10)	$ (0.11)	$ (0.34)	$ (0.37)
Weighted average common shares outstanding, basic and diluted	52,800	38,383	51,963	38,355

ACADIA PHARMACEUTICALS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	September 30, 2011	December 31, 2010(1)

Assets
Cash, cash equivalents and investment securities	$ 36,150	$ 37,087
Prepaid expenses, receivables and other current assets	613	762
Total current assets	36,763	37,849
Property and equipment, net	181	426
Other assets	78	119
Total assets	$ 37,022	$ 38,394
Liabilities and Stockholders’ Equity
Current liabilities	6,409	5,959
Long-term portion of deferred revenue	2,441	2,623
Other long-term liabilities	28	124
Total liabilities	8,878	8,706
Stockholders’ equity	28,144	29,688
Total liabilities and stockholders’ equity	$ 37,022	$ 38,394

(1)

The condensed consolidated balance sheet at December 31, 2010 was derived from audited financial statements, but does not include all disclosures required by accounting principles generally accepted in the United States of America.